Exhibit 99.1

 Teletouch Communications Delays in Filing Its Consolidated Quarterly Report on
               Form 10-Q and Amended Current Report on Form 8-K/A

            Company Receives AMEX Non-Compliance Notification Letter

    FORT WORTH, Texas--(BUSINESS WIRE)--Oct. 25, 2006--Teletouch Communications, Inc. (AMEX:TLL) today announced that due to continued difficulty in preparing its current and historical consolidated financial statements related to completing the audit of its recent acquisition of Progressive Concepts, Inc. ("PCI"), it is unable to file its Quarterly Report on Form 10-Q for the first fiscal period of 2007 ended August 31, 2006, which was originally due to be filed by October 23, 2006. Further, due to these same difficulties, the Company will be unable to file an Amended Current Report on Form 8-K/A reflecting the pro forma and historical effects of the PCI acquisition and subsequent disposition of its paging business assets by the October 27, 2006, required filing date. At this time, Teletouch is unable to provide a reliable estimate of its revised 10-Q and 8-K/A filing dates. However, the Company will provide updates regarding the filing dates as more reliable information becomes available.

    As previously announced, Teletouch acquired PCI on August 11, 2006. The Company's management estimates that its consolidated revenues for the three months ended August 31, 2006 were approximately $13.6 million, comprised of approximately $1.3 million in revenue from Teletouch's two-way radio business and approximately $12.3 million in revenue from the newly acquired operations of PCI. Certain cellular service revenues related to PCI's distribution agreement with Cingular are reported net of the costs paid to Cingular to purchase and provide these cellular services to PCI's approximately 90,000 subscriber customers. PCI generated gross cellular billings for the quarter of approximately $21.7 million, which were reduced on a net revenue reporting basis by $9.4 million paid or payable to Cingular, resulting in reportable net revenues of approximately $12.3 million. PCI reports revenue in accordance with Emerging Issues Task Force Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, ("EITF 99-19"), i.e., the net of the gross billing of Cingular cellular services that PCI provides to its customers and the related cost paid or payable to Cingular for these services. Under EITF 99-19, PCI is deemed to be an agent in its agreement with Cingular, as defined in EITF 99-19, under which PCI receives a fixed percentage of the customer billings as compensation for its acquisition, fulfillment, billing and ongoing customer support obligations. Net loss for the quarter is estimated to be between $2.4 and $3.0 million, or between $0.05 and $0.07 per share based upon 48.7 million weighted average shares outstanding for the three month period. During the quarter, and included in the net loss discussed above, the Company estimates that the income from its discontinued paging operations was approximately $0.5 million. Teletouch completed the sale of its legacy paging operations on August 14, 2006. The Company cautions shareholders and potential investors in the Company's securities that BDO Seidman, LLP, the Company's Independent Public Accountants, have not audited or reviewed these amounts and that such financial information is subject to further analysis and independent review. The Company disclaims any responsibility for them. These results are preliminary and are subject to change, possibly material in nature, following completion of the audit for the period ended May 31, 2006 and review for the period ended August 31, 2006.

    The cause of the filing delay is due to Teletouch's recent acquisition of PCI and the related accounting and audit issues related to PCI, its new wholly-owned subsidiary. As previously reported, on August 11, 2006, Teletouch acquired all of the issued and outstanding equity securities of PCI, through the contribution of 100% of the issued and outstanding equity securities of PCI to Teletouch by TLL Partners, LLC, a Delaware limited liability company and the holder of approximately 80% of Teletouch's outstanding common stock, without the issuance of any monetary or stock consideration by Teletouch. For a complete description of the transaction, see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2006.

    Prior to completion of the acquisition, Teletouch determined that the PCI transaction would be accounted for in a manner similar to a pooling-of-interest transaction for all periods presented, and that the assets, liabilities and operating results of PCI would be consolidated with those of Teletouch for financial reporting purposes for all periods presented in financial reports issued after the acquisition. The Company intended to report such consolidated results in its August 31, 2006 Quarterly Report to be filed within the statutorily prescribed timeframe in October 2006. Teletouch engaged its auditors, BDO Seidman LLP ("BDO"), to complete a PCI audit for the calendar 2005 and most recent stub-year fiscal period, and engaged PCI's previous parent company's auditors, Forth Worth-based Whitley Penn LLP, to audit PCI for the 2003 and 2004 calendar years. Subsequent to BDO's commencement of its work on PCI's 2005 calendar year audit, it became clear that a greater than originally estimated amount of time and effort would be required to complete the PCI audit, as described in more detail below.

    Accounting Consolidation with Prior Parent. The financial statements of PCI were historically audited only as part of a consolidated group audit of Progressive Concepts Communications, Inc. ("PCCI"), its prior parent. Teletouch has had significant difficulty in segregating various business and related accounting events from the current and prior period PCCI consolidated financials, including related subsidiary transactions, discontinued (sold) operations and other accounting matters. Given the significant number of these business transactions conducted by PCI in 2005, the ability to create separate current and prior period financial reports for PCI's operations on a stand-alone basis has caused substantial unanticipated delays.

    Calendar Year Inconsistencies with Teletouch Fiscal Year. Prior to the acquisition, PCI was a privately held company with financial statements based on a calendar year which were historically included in the audited consolidated financial statements of PCCI. The most recent PCCI audit that had been completed was as of December 31, 2004. The calendar year conversion of certain PCI reporting periods to the Teletouch May 31st fiscal year-end, and related fiscal quarter reporting periods has caused a number of unanticipated delays.

    Also as a result of the foregoing challenges and as noted above, the Company will not be able to complete a timely filing of certain pro forma and historic financial statements reflecting the effects of the PCI acquisition and recent disposition of its paging business assets. Teletouch intended to file its Amended Current Report on Form 8-K/A containing such presentations within the required timeframe before the end of October.

    American Stock Exchange Non-Compliance Notification

    The Company also reported that on October 24, 2006, after market close, the American Stock Exchange ("AMEX") Listing Qualifications staff notified the Company that as a result of its inability to file its Quarterly Report on Form 10-Q for the period ended August 31, 2006, the Company was no longer in compliance with Sections 134 and 1101 of the AMEX Company Guide requiring currency in public reporting of the AMEX listed issuers.

    The AMEX staff invited the Company to submit a plan of compliance addressing the continued listing deficiency by no later than October 31, 2006. If the Company is not in compliance with the continued listing standards by November 30, 2006 or does not make progress consistent with the Plan during the plan period, the AMEX staff will initiate delisting proceedings as appropriate. The Company plans to make a timely submission to the AMEX staff in which it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. In the event the AMEX staff accepts the Company's plan for compliance, the Company's stock will continue trading on the AMEX for the duration of the compliance period. Otherwise, the AMEX staff has indicated that it will initiate delisting proceedings. There is no assurance that the AMEX staff will accept the Company's plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

    The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be delisted from the exchange. In the event that the Company's securities are delisted from AMEX, the Company will seek to cause them be quoted Over-The-Counter in the Pink Sheets, which provides electronic quotation information.

    Within five days of the AMEX listing deficiency notification, the Company's stock trading symbol will become subject to an additional indicator ".BC.LF" to denote its noncompliance. While the trading symbol itself will remain unchanged, the symbol will bear this additional indicator until the Company regains its compliance with the AMEX continued listing requirements.

    About Teletouch Communications

    For over 40 years, Teletouch has offered a comprehensive suite of telecommunications products and services, including cellular, two-way radio communications, GPS-telemetry and wireless messaging services throughout the United States. Teletouch's wholly-owned subsidiary, Progressive Concepts, Inc., is a leading U.S. provider of wireless cellular voice, data, and entertainment products and branded wireless services to individuals, businesses, and government agencies. PCI provides these products and services through its chain of retail stores (under the "Hawk Electronics" brand), Hawk-branded agents, a direct sales force in Texas and Arkansas, and through the Internet (www.hawkelectronics.com). PCI also operates a significant national wholesale distribution business serving smaller cellular and automotive retailers, car dealers and cellular service providers throughout the country. Teletouch's common stock is traded on the American Stock Exchange under stock symbol: TLL. Additional information about Teletouch can be found at: www.teletouch.com.

    All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

    CONTACT: Teletouch Communications, Inc.
             Investor Relations
             Amy Gossett, 800-232-3888
             investors@teletouch.com